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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date earliest event reported): December 5, 2000



                          THE NEW ANACONDA COMPANY
                        ---------------------------
           (Exact name of registrant as specified in its charter)



      UTAH                            0-29491                  87-0405529
-----------------------------      ------------         -------------------
(State or other jurisdiction       (Commission            (I.R.S. Employer
 of incorporation)                  File No.)           Identification No.)



                    136 East South Temple, Suite 1700-A
                         Salt Lake City, Utah 84111
                  ----------------------------------------
                  (Address of principal executive offices)
                                  (Zip Code)


                               (801) 355-1341
                             ------------------
            (Registrant's telephone number, including area code)



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Item 5.  Other Events

     On November 23, 2000, the Company accepted the resignations of the following officers and directors:

     1.   Paul A. deRome
     2.   Mark A. deRome

     Each of these officers and directors resigned for personal reasons and not as the result of any disagreement with the Company on any matter.

     On November 23, 2000, the Company also accepted the resignation of Harriet Blum as the Secretary.

     On November 23, 2000, the Company appointed Burkhard E. Getta and Lars Bjork to fill the vacancies created by the resignations of Messrs. deRome and deRome.

     BURKHARD E. GETTA, 52. In 1975, Mr. Getta was appointed the general manager of Singer Limited in Toronto, Canada. He was responsible for the company's sales and marketing efforts. In 1985, Mr. Getta formed and operated Medident & Medi Leasing - a large group of medical and dental centers in Canada and the United States. Mr. Getta oversaw the operation of Medident & Medi Leasing until he sold the company in 1990. In 1990, he was appointed as an investment coordinator for Lamar International, a Hong Kong based international precious metals sales and marketing company. Mr. Getta was based in Lamar's Geneva office. In 1995, Mr. Getta retired from Lamar International. Since that time he has worked as an independent private investment consultant advising companies on matters relating to precious metals, international markets and emerging company financing. Mr. Getta received an MDT degree from Dental College in West Germany in 1970.

     LARS BJORK, 50. Mr. Bjork received an Honors Degree in Economics from the University of Lund in Sweden in 1976. He received a second degree in Economics from New York State University at Stoneybrook in 1978. In 1978, Mr. Bjork went to work for Electrolux Sweden as General Manager. He was the CEO of Electrolux Sweden and Finland when he left in 1981. From 1981-1987, Mr. Bjork was in charge of money market trading desk for Manufacturers Hanover Trust. During that time, Mr. Bjork managed a team that traded between two and four billion dollars a week. In 1987, Mr. Bjork joined Bank LAR, a Brazilian subsidiary of Chase Manhattan Bank, where he served as CEO. During his four years at Bank LAR, Mr. Bjork completely reorganized the structure and administration of the bank. Mr. Bjork left LAR Bank at the end of 1991, to start his own investment finance consulting service. Since 1992 he has consulted with business worldwide helping his clients obtain funding, personnel and products.

          On November 23, 2000, the Company appointed John F. Pope to act as interim Chairman of the Board and CEO until such time as a new Chairman of the Board and a new President can be appointed. Mr. Pope was also appointed as the Secretary of the Company.

     Proposed Acquisition of International Waste Systems, PLC

     Subject to approval by the shareholders' of International Waste Systems, PLC ("IWS") and subject to compliance with the rules of the Financial Services Act, the Company has reached an agreement to acquire either the entire share capital of IWS, or to acquire the goodwill and transfer of the marketing rights under licence from Eco Waste Solutions Inc., of Canada to market a patented two stage thermal oxidation process for municipal and solid waste gasification in the United Kingdom and other locations outside of the Americas. For more details, see the press release issued by the Company on December 4, 2000, attached hereto as Exhibit 99.1.
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                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                              THE NEW ANACONDA COMPANY



December 5, 2000                By:/S/ John F. Pope
                                   ----------------------------------------
                                   John F. Pope, Chief Executive Officer,
                                   Secretary


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